DC_DOCS\84553.4
                    STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement ("Agreement") is made and entered into this 22nd day of December, 1997, between PERIMMUNE
HOLDINGS, INC., a Delaware corporation ("Holdings"), and MENTOR
CORPORATION, a Minnesota Corporation ("Purchaser").

          WHEREAS, Purchaser currently holds 20 shares of Series B Convertible Preferred Stock, par value $0.01 per share of Holdings which have certain rights, designations and preferences set forth in the Certificate of Designations (as defined herein) (the "Preferred Stock");

          WHEREAS, subject to, and in accordance with, the terms hereof, Holdings desires to issue and sell to Purchaser, and Purchaser desires to purchase and acquire from Holdings, 100 shares of the Preferred Stock with an aggregate liquidation preference of Five Million Dollars ($5,000,000) (the "Preferred Shares"); and

          WHEREAS, Holdings holds all of the issued and outstanding shares of capital stock of PERIMMUNE, INC., a Delaware corporation.

          Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties hereby agree as follows:

I.
DEFINITIONS

          As used herein, the terms below shall have the following meanings:

          "Affiliate" shall mean any entity controlling, controlled by or under common control with a Person. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act.

          "Agreement" shall mean this Stock Purchase Agreement, together with all schedules and exhibits referenced herein.

          "Amended and Restated Registration Rights Agreement" means the Amended and Restated Registration Rights Agreement by and among Holdings and Purchaser substantially in the form attached hereto as Exhibit A.

          "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

          "Certificate of Amendment" means the Certificate of Amendment to the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, of Series B Convertible Preferred Stock of PerImmune Holdings, Inc., increasing the number of authorized shares of Preferred Stock (as defined herein), substantially in the form attached hereto as Exhibit B.

          "Certificate of Designations" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, of Series B Convertible Preferred Stock of PerImmune Holdings, Inc., constituting a portion of the Certificate of Incorporation.

          "Certificate of Incorporation" means the Certificate of Incorporation of Holdings as amended from time to time and as in effect on the date hereof.

          "Claim" has the meaning set forth in Section 8.6 of the Agreement.

          "Claim Notice" has the meaning set forth in Section 8.6 of the Agreement.

          "Closing" has the meaning set forth in Section 5.1 of the Agreement.

          "Closing Date" has the meaning set forth in Section 5.1 of the Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

          "Common Stock" has the meaning set forth in Section 3.3 of the Agreement.

          "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other rights of third parties, and, with respect to any securities, any agreements, understandings or restrictions affecting the voting rights or other incidents of record or beneficial ownership pertaining to such securities.

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

          "Holdings Indemnified Parties" has the meaning set forth in Section 8.3 of the Agreement.

          "Indemnified Parties" means Holdings Indemnified
Parties and Purchaser Indemnified Parties.

          "Losses" has the meaning set forth in Section 8.2 of the Agreement.

          "Material Adverse Effect" with respect to any person or entity shall mean an event, occurrence or condition that has had or reasonably would be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, working capital or operations of such person or entity and its Subsidiaries (if any), taken as a whole.

          "Material Agreement" means, with respect to Holdings or
PerImmune:

               (a) any contract which involves performance of services or delivery of goods and/or materials, by or to Holdings or PerImmune of an amount or value in excess of $500,000;

               (b)  any note, debenture, other evidence of
     indebtedness, guarantee, loan, letter of credit, surety-bond or financing agreement or instrument or other contract for money borrowed, including any agreement or commitment for future loans, credit or financing;

               (c) any lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property;

               (d) any material licensing agreement or other contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the exploitation, appropriation or the nondisclosure of Intellectual Property;

               (e)  any employment agreement, collective
     bargaining agreement or other contract to or with any employee or any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

               (f)  any bonus, pension, profit sharing,
     retirement, stock purchase, stock option, deferred compensation, medical, hospitalization or life insurance plan, contract, understanding with respect to any or all of the employees of Holdings or PerImmune;

               (g)  any joint venture contract, partnership
     agreement, limited liability company or other contract
     (however named);

               (h) any agreement granting any preemptive right, right of first refusal or similar right to any Person;

               (i)  any covenant not to compete or other
     restriction on the ability of Holdings or PerImmune to conduct its business or engage in any other activity;

               (j) any agreement not made in the ordinary course of business that is material to Holdings or PerImmune; and

               (k)  any amendment, supplement, and modification
     (whether written or oral) in respect of any of the foregoing.

          "Permits" shall mean all licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings required by any federal, state, local or foreign laws or governmental or regulatory bodies and all industry or other non-governmental self-regulatory organizations.

          "Permitted Encumbrances" means (i) any mechanic's or materialmen's lien or similar Encumbrances with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (ii) Encumbrances for Taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, or (iii) easements, licenses, covenants, rights of way and similar Encumbrances which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of Holdings or PerImmune, as applicable.

          "Person" means any individual, copartner, association, partnership, joint venture, limited liability company, trust, estate or other entity or organization.

          "Preferred Shares" has the meaning set forth in the Recital hereto.

          "Preferred Stock" has the meaning set forth in the Recital hereto.

          "Proprietary Right" has the meaning set forth in
Section 3.15 of the Agreement.

          "Purchase Price" has the meaning set forth in Section 2 of the Agreement.

          "Purchaser Indemnified Party" has the meaning set forth in Section 8.2 of the Agreement.

          "Return" or "Returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" means, with respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned or controlled by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries, or
(b) any corporate or non-corporate entity in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has an ownership interest and 100% of the revenue of which is included in the consolidated financial reports of such Person consistent with generally accepted accounting principles.

          "Tax" or "Taxes" means any federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.

          "Third Party Notice" has the meaning set forth in
Section 8.5 of the Agreement.

II.
ISSUANCE AND SALE OF THE PREFERRED SHARES

          At the Closing, Holdings will issue and sell to Purchaser, and Purchaser will purchase and acquire from Holdings, the Preferred Shares for an aggregate purchase price of Five Million Dollars ($5,000,000) (the "Purchase Price"). The Preferred Shares will have the respective rights, preferences and privileges set forth in the Certificate of Incorporation as amended by the Certificate of Designations and the Supplemental Certificate of Designations.

III.
REPRESENTATIONS AND WARRANTIES OF HOLDINGS

          Holdings makes the following representations and warranties to Purchaser:

     3.1. Organization. Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as currently conducted and to enter into and perform this Agreement.

     3.2. Authorization. The execution, delivery and performance of this Agreement and the filing of the Supplemental Certificate of Designations by Holdings have been duly authorized by all necessary corporate action on the part of Holdings. This Agreement has been duly executed by Holdings and delivered to Purchaser and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency, or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles and as provisions for indemnification, contribution or waiver of statutory or other rights or remedies may be limited by public policy considerations.

     3.3. Authorization of Issuance. Upon issuance by Holdings as contemplated herein and payment by Purchaser of the consideration therefor described herein, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable. Upon completion of the transaction contemplated hereunder, the shares of common stock to be issued upon conversion of the Preferred Shares, par value $0.01 per share of Holdings (the "Common Stock") will be duly authorized and reserved for issuance and, upon conversion in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar rights, except as set forth on Schedule 3.3.

     3.4. No Breach. Except as set forth on Schedule 3.4, none of (i) the execution, delivery and performance of this Agreement by Holdings, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the transaction hereunder, or (iii) Holdings' compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Holdings' Certificate of Incorporation or Bylaws or any judgment, decree, order or Material Agreement to which Holdings is a party or by which Holdings is legally bound, or any law, rule or regulation applicable to Holdings.

     3.5. Capitalization.

               (a) The authorized capital stock of Holdings consists of 3,000 shares of Common Stock and 1,000 shares of preferred stock, of which 100 shares have been designated Series A Convertible Preferred Stock and 20 shares have been designated Preferred Stock. As of the date hereof, 601.5 shares of Common Stock are outstanding and 120 shares of preferred stock (of which 100 shares have been designated Series A Convertible Preferred Stock and 20 have been designated Preferred Stock) are outstanding. As of the date hereof, 257 shares of Common Stock are reserved for issuance upon exercise of outstanding options to purchase shares of Common Stock, 100 shares of Common Stock are reserved for issuance upon the conversion of the 100 shares of outstanding Series A Convertible Preferred Stock and 20 shares of Common Stock are reserved for issuance upon the conversion of the 20 shares of outstanding Preferred Stock. Except as set forth on Schedule 3.5 hereto, Holdings does not have outstanding any other stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, nor has it reserved any shares of capital stock for issuance upon exercise or conversion of any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Holdings is not a party to any agreement which requires Holdings to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Schedule 3.5.

               (b) Except as set forth on Schedule 3.5, there are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the issuance of capital stock of Holdings. Except as set forth on Schedule 3.5, there are no agreements to which Holdings or any holders of the capital stock of Holdings is a party with respect to the voting or transfer of the capital stock of Holdings.

               (c) All of the outstanding shares of Holdings' capital stock are duly authorized, validly issued, fully paid and nonassessable with the rights specified in Holdings' Certificate of Incorporation, and free of liens or restrictions other than as stated herein.

     3.6. Consents and Approvals.  Except as set forth on
Schedule 3.6, no consent, approval, order, authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Holdings in connection with the execution and delivery by Holdings of this Agreement or the consummation of the transaction contemplated hereby, other than any such consent, approval, order, authorization, declaration, filing or registration, the failure of which to seek or maintain does not individually or in the aggregate, have a Material Adverse Effect on Holdings. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by Holdings in connection with the execution and delivery by Holdings of this Agreement or the consummation of the transaction contemplated hereby.

     3.7. Subsidiaries.

               (a) Other than PerImmune, Inc., Holdings does not own, directly or indirectly, capital stock or other securities of any corporation or partnership or have any direct or indirect equity ownership interest in any other
     Person.

               (b)  PerImmune, Inc. is a corporation duly
     organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to conduct its business as currently conducted.

               (c) The authorized capital stock of PerImmune, Inc. consists of 100,000 shares of Common Stock. As of the date hereof, 1,000 shares of Common Stock are outstanding. Except as set forth on Schedule 3.7, PerImmune, Inc. does not have outstanding any other stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, nor has it reserved any shares of capital stock for issuance upon exercise or conversion of any rights, options or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. PerImmune, Inc. is not a party to any agreement which requires it to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock.

     3.8. Private Offering. No form of general solicitation or general advertising was used by Holdings or its representatives in connection with the offer or sale of the Preferred Shares. Assuming the accuracy of the representations and warranties of Purchaser in Section 4.5 hereof, no registration of the Preferred Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Preferred Shares pursuant to this Agreement.

     3.9. Liabilities. Except as set forth on Schedule 3.9, Holdings has no material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured) relating to its business that are of a nature required to be set forth on a balance sheet in accordance with GAAP, except (i) liabilities or obligations reflected and reserved for on the balance sheet dated December 31, 1996, (ii) liabilities or obligations incurred since December 31, 1996 in the ordinary course of business, (iii) liabilities which have been disclosed herein or in the schedules hereto, or (iv) liabilities arising under or contemplated by this Agreement.

     3.10.     Compliance With Laws.  Except as set forth on
Schedule 3.10, (i) each of Holdings and PerImmune is in compliance with all Applicable Laws other than violations which do not, and will not, individually or in the aggregate, have a Material Adverse Effect on Holdings or PerImmune, as the case may be; (ii) each of Holdings and PerImmune has obtained and holds all material permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Governmental Entities necessary for the lawful conduct of its business or the lawful ownership, use and operation of its assets, except when the failure to do so does not and will not, individually or in the aggregate, have a Material Adverse Effect on Holdings or PerImmune, as the case may be; and (iii) neither Holdings nor PerImmune has received any written notice of violation of any Applicable Law, which has not been dismissed or otherwise disposed of, that Holdings or PerImmune (as applicable) has not so complied other than with respect to violations of Applicable Law which do not, and will not, individually or in the aggregate, have a Material Adverse Effect on Holdings or PerImmune, as the case may be.

     3.11.     Litigation.  Except as set forth on Schedule 3.11,
(i) neither Holdings nor PerImmune nor any of their respective assets is a party or subject to any filed litigation or arbitration proceeding; and (ii) neither Holdings nor PerImmune has received written notice of any governmental investigation or proceeding involving Holdings, PerImmune or any of their respective assets, nor to their knowledge is any litigation threatened.

     3.12.     Tax Matters.  Except as otherwise set forth on
Schedule 3.12,

               (a) There have been properly completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof, except for any Returns, the failure of which to file, would not have a Material Adverse Effect on Holdings or PerImmune, as applicable. As of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, or other matters of Holdings or PerImmune, as applicable, or any other information required to be shown thereon.

               (b) With respect to all amounts in respect of Taxes imposed on Holdings or PerImmune or for which Holdings or PerImmune is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the date hereof, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by Holdings or PerImmune, as applicable, to taxing authorities or others on or before the date hereof have been paid, except for such laws and agreements, the failure with which to comply, and such amounts the failure of which to pay, would not have a Material Adverse Effect on Holdings or PerImmune, as applicable.

     3.13. Title to Assets, Etc. Except for Permitted Encumbrances, each of Holdings and PerImmune has good and marketable title to or valid and subsisting leasehold interests in all assets material to their businesses as currently conducted and, except as set forth on Schedule 3.13, none of the material assets is subject to any Encumbrance, except for Encumbrances which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of Holdings or PerImmune (as applicable) or interfere with the present use of such property or assets (taken as a whole) and have not arisen other than in the ordinary course of business. Each of Holdings and PerImmune has in all material respects performed all the obligations required to be performed by it with respect to all material assets leased by it through the date hereof, except where the failure to perform would not have a Material Adverse Effect on Holdings or PerImmune (as applicable). All such leases are valid, binding and enforceable with respect to Holdings or PerImmune (as applicable) in accordance with their terms and are in full force and effect; no event of default has occurred which constitutes a default thereunder on the part of Holdings or PerImmune (as applicable) and neither Holdings nor PerImmune has knowledge of the occurrence of any event of default which constitutes a default thereunder by any other party which defaults are reasonably likely to have a Material Adverse Effect on it.

     3.14.     Contracts; No Defaults.

               (a) Schedule 3.14 contains a listing of each Material Agreement. True, correct and complete copies of each Material Agreement have been delivered to or made available to Purchaser and its agents and representatives.

               (b) Except as set forth on Schedule 3.14, all of the Material Agreements of Holdings and PerImmune are (i) in full force and effect, (ii) represent the legal, valid and binding obligations of Holdings or PerImmune, as applicable, and are enforceable against Holdings or PerImmune, as applicable, in accordance with their terms and (iii) to the best knowledge of Holdings or PerImmune, as applicable, represent the legal, valid and binding obligations of the other parties thereto and are enforceable against such parties in accordance with their terms. Except as set forth on Schedule 3.14, no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material default or a basis for force majeure or the claim of excusable delay or nonperformance under such Material Agreements.

     3.15.     Intellectual Property.

               (a) Each of Holdings and PerImmune either owns or has valid licenses or other rights to use all patents, copyrights, trademarks, software, databases, data, other technical information used in their businesses as presently conducted ("Proprietary Rights"), subject to the limitations contained in the agreements governing the use of the same, with such exceptions as would not result in a Material Adverse Effect on Holdings. There are no limitations contained in the agreements of the type described in the immediately preceding sentence which, upon consummation of the transaction contemplated hereunder, will alter or impair any such rights, breach any such agreement with any third party vendor, or require payments of additional sums thereunder, except any such limitations that would not have a Material Adverse Effect on Holdings or PerImmune, as applicable. Each of Holdings and PerImmune is in compliance in all material respects with such licenses and agreements and, except as set forth on Schedule 3.15, there are no pending or, to the best knowledge of Holdings, threatened proceedings challenging or questioning the validity or effectiveness of any license or agreement relating to such property or the right of Holdings or PerImmune to use, copy, modify or distribute the same.

               (b) No person has a right, other than those set forth on Schedule 3.15 to receive a royalty or similar payment in respect of any material Proprietary Rights whether or not pursuant to any contractual arrangements entered into by Holdings or PerImmune.

IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

          Purchaser makes the following representations and warranties to Holdings:

     4.1. Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and has full power and authority to conduct its business as currently conducted and to enter into and perform this Agreement.

     4.2. Authorization. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed by Purchaser and delivered to Holdings and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except as its enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     4.3. No Breach. None of (i) the execution, delivery and performance of this Agreement by Purchaser, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the transaction hereunder, or (iii) Purchaser's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Purchaser's charter or Bylaws, or any judgment, decree, order or material agreement to which Purchaser is a party or by which Purchaser is legally bound, or any law, rule or regulation applicable to Purchaser.

     4.4. Consents and Appeals. Except as set forth on Schedule 4.4, no consent, approval, order or authorization of, or declaration, filing or registration with, any Government Entity is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transaction contemplated hereby. No consent or approval of any person other than any Governmental Entity is required to be obtained or made by Purchaser in connection with the execution and delivery by Purchaser of this Agreement or the consummation of the transaction contemplated hereby.

     4.5. Sophistication, Purchase for Own Account.

               (a)  Sophistication, etc.  Purchaser is
     knowledgeable, sophisticated and experienced in business and financial matters; is able to bear the economic risks of its investment in the Preferred Shares and is presently able to afford the complete loss of such investment; and has been afforded access to information about Holdings and its financial condition, results of operations, business, property, management and prospects sufficient to enable it to evaluate its investment in Holdings. Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

               (b) Purchase for Own Account. The Preferred Shares, and the shares of Common Stock to be issued upon conversion of the Preferred Shares, are being or will be acquired by Purchaser (as applicable) for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of Purchaser at all times to sell or otherwise dispose of all or any part of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares under an effective registration statement under the Securities Act or pursuant to an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If Purchaser should in the future decide to dispose of any of the Preferred Shares or the shares of Common Stock issuable upon conversion of the Preferred Shares, Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Preferred Shares or the shares of Common Stock to be issued upon conversion of the Preferred Shares to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

V.
CLOSING

     5.1. Closing Date. The consummation of the purchase of the Preferred Shares contemplated hereby (the "Closing") shall take place within thirty days of the date hereof (the "Closing Date"). The Closing shall take place at the offices of PerImmune Holdings, Inc. at 1330 Piccard Drive, Rockville, Maryland, and shall be effective as of 12:01 a.m. on the Closing Date.

     5.2. Performance at Closing. The following deliveries shall be made at Closing:

          5.2.1.    By Purchaser.  Purchaser shall deliver to
Holdings:

               (a) To an account designated by Holdings, the Purchase Price by wire transfer of immediately available funds; and

               (b) Such other documents as may be reasonably requested by Holdings' counsel.

          5.2.2.    By Holdings.  Holdings shall deliver to
Purchaser:

               (a)  A certificate evidencing the Preferred
     Shares, which shall be registered in Purchaser's name; and

               (b) Such other documents as may be reasonably requested by Purchaser's counsel.

     5.3. Other Documents and Acts.

               (a) The parties will execute such other documents and perform such other acts, after the Closing Date, as may be necessary for the complete implementation and consummation of this Agreement.

               (b) At Closing, Holdings and the Purchaser will execute and deliver the Amended and Restated Registration
     Rights Agreement.

     5.4. Certificates; Opinions. At Closing, the Purchaser and Holdings will deliver the certificates and opinion of counsel specified in Sections 6.1(c) and 6.2(c)-(d), respectively, in form and substance reasonably satisfactory to the parties' respective counsel.

VI.
CONDITIONS TO CLOSING

     6.1. Conditions to Holdings' Obligations. The obligations of Holdings to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date, of each of the following conditions:

               (a)  Consents.  All Permits and waivers from
     Governmental Entities and all consents, approvals, permits and waivers from other parties necessary to permit Purchaser and Holdings to consummate the transaction contemplated hereby, shall have been obtained, unless the failure to obtain any such Permit or waiver from a Governmental Entity or any other consent, approval, permit or waiver would not have a Material Adverse Effect upon Holdings.

               (b)  No Governmental or Other Proceedings or
     Litigation. There shall be no injunction or court order restraining consummation of the transaction contemplated hereunder and there shall be no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder, and there shall not have been adopted any law or regulation making all or any portion of the transaction contemplated hereunder illegal.

               (c)  Certificates.  Purchaser will furnish
     Holdings with such certificates, in form and substance satisfactory to Holdings, of the Chief Executive Officer and the Secretary of Purchaser and others to evidence compliance with the conditions set forth in this Article 6.

     6.2. Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transaction contemplated hereby on the Closing Date is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

               (a)  Consents.  All Permits and waivers from
     Governmental Entities and all consents, approvals, permits and waivers from other parties necessary to permit Purchaser and Holdings to consummate the transaction contemplated hereby, shall have been obtained, unless the failure to obtain any such Permit or waiver from a Governmental Entity or any other consent, approval, permit or waiver would not have a Material Adverse Effect upon Holdings or Purchaser.

               (b)  No Governmental or Other Proceedings or
     Litigation. There shall be no injunction or court order restraining consummation of the transaction contemplated hereunder and there shall be no pending or threatened action or proceeding by or before a court or governmental body brought by or on behalf of any Governmental Entity seeking to restrain or invalidate all or any portion of the transactions contemplated hereunder, and there shall not have been adopted any law or regulation making all or any portion of the transaction contemplated hereunder illegal.

               (c) Opinion of Counsel. Holdings shall have delivered to Purchaser the opinion of Latham & Watkins, counsel to Holdings, with respect to the matters set forth on Exhibit C hereto.

               (d)  Certificates.  Holdings shall furnish
     Purchaser with such certificates, in form and substance satisfactory to Purchaser, of the Chief Executive Officer and the Secretary of Holdings and others to evidence compliance with the conditions set forth in this Article 6.

               (e) Certificate of Designations. Holdings shall have adopted the Certificate of Amendment, the Certificate of Amendment shall have been appropriately filed with the office of the Secretary of State of the State of Delaware and shall have become effective under the Delaware General Corporation Law. Holdings shall have provided the Purchaser with evidence of such adoption and filing.

VII.
ADDITIONAL AGREEMENTS OF PURCHASER AND HOLDINGS

     7.1. Prohibition on Sale; Right of First Offer.

               (a) Purchaser hereby covenants and agrees that it will not sell, transfer, convey, assign, pledge, hypothecate or otherwise dispose of the Preferred Shares (or any interest therein) without the prior written consent of Holdings (which consent will not be unreasonably withheld).

               (b) Notwithstanding Section 7.1(a) above, in the event that a Qualifying IPO (as defined in the Certificate of Designations), does not occur within nine months after the date hereof, Purchaser may at any time thereafter offer to sell or otherwise dispose of all or any portion of the Preferred Shares to any Person other than Holdings in accordance with the provisions below. If Purchaser finds a buyer ("Buyer") for the Preferred Shares, Purchaser shall notify Holdings of its intent to sell or otherwise dispose of the Preferred Shares to Buyer. Purchaser shall set forth in the notice to Holdings the name of Buyer and the terms and conditions of the proposed sale or other disposition, and Holdings shall thereafter have fifteen days after delivery of such notice to notify Purchaser whether or not it will purchase the Preferred Shares on the same terms and conditions set forth in the notice. If Holdings accepts the offer, then Holdings shall purchase the Preferred Shares under the same terms and conditions offered to Buyer, except that Holdings must make the payment for the Preferred Shares within thirty days after accepting the offer to purchase the Preferred Shares. If Holdings declines to accept the offer or if it accepts the offer but fails to purchase the Preferred Shares within the requisite time frame, then Purchaser may sell the Preferred Shares to Buyer or any other buyer at any time thereafter so long as the terms and conditions of such sale or other disposition are no more favorable to Buyer or other buyer as set forth in the notice to Holdings. In the event that the proposed purchase price to Buyer or other buyer is later adjusted to a price lower than the price originally set forth in the written notice to Holdings, Purchaser must provide a second written notice to Holdings setting forth the lower price and giving Holdings another opportunity to purchase the Offered Shares for the lower price; if Holdings accepts the new offer to purchase the Preferred Shares at the lower price it must pay the purchase price within ten days after receipt of the second notice from Purchaser.

     7.2. Lock-Up Agreement; Sale After Lock-Up Period.

               (a) Purchase hereby covenants and agrees that it will sign any reasonable "lock-up" letter with terms and conditions substantially the same as any lock-up letter that certain officers, directors or other significant stockholders are requested to sign restricting Purchaser's ability to sell, transfer, convey, assign, pledge, hypothecate, or otherwise dispose of securities of Holdings for a period of up to 180 days after a Qualifying IPO (the "Lock-Up Period"), as may be requested by underwriters in connection with such Qualifying IPO.

               (b) After the Lock-Up Period, if any, Purchaser may sell or otherwise dispose of Common Stock of Holdings at any time without restriction (other than under applicable law) so long as: (i) the net proceeds of any such sale or sales do not exceed the Purchase Price, (ii) Purchaser provides ten days' prior written notice to Holdings prior to any such sale, and (iii) Holdings is given the opportunity to purchase the subject securities from Purchaser at the prevailing market price during such ten-day period.

               (c) After the Lock-Up Period and so long as the Research, Collaboration and Distribution Agreement, dated December __, 1997 (the "Research Agreement"), between Holdings and Purchaser remains in effect, Purchaser may also sell or otherwise dispose of additional securities of Holdings (beyond the number of shares allowed under Section 7.2(b)) at the prevailing market price so long as: (i) Purchaser provides Holdings with three business days' prior notice each time it intends to sell any additional securities, (ii) Holdings is given the opportunity to purchase such additional securities during said three business day period, and (iii) following any such sale, Purchaser continues to hold at least fifty percent (50%) of the shares of Common Stock initially held by Purchaser upon conversion of the Preferred Stock in connection with the Qualifying IPO. Upon termination or expiration of the Research Agreement or in the event that Holdings is in material default thereunder and the default is not cured within 30 days of receipt of notice from Purchaser by Holdings of such default, Purchaser may at any time sell any additional securities of Holdings in its possession without the restrictions set forth above.

               (d) For the purpose of this Section 7.2, the term "market price" shall mean (i) the average of the closing price of a share of common stock on the principal exchange on which shares of common stock are then trading, if any, during such ten-day period, or (ii) if such common stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, (1) the average, during such ten day period, of the last sales price (if the common stock is then listed as a National Market Issue under the Nasdaq National Market System) or (2) the average of the mean between the closing representative bid and asked prices for each day during such ten-day period (in all other cases) for common stock as reported by Nasdaq or such successor quotation system, or (iii) if the common stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the average of the mean between the closing bid and asked prices for the common stock for each day during the ten day period.

     7.3. Reservation of Shares. Until all Preferred Shares are no longer outstanding due to conversion or otherwise, Holdings shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Shares as provided in the Certificate of Designations, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock shall, when issued or delivered in accordance with the provisions of the Certificate of Designations, be duly authorized, validly issued and fully paid and non-assessable. Holdings shall issue such Common Stock in accordance with the provisions of the Certificate of Designations and shall otherwise comply with the terms thereof.

     7.4. Registration Rights Agreement.  On the Closing Date,
Holdings and Purchaser shall enter into the Amended and Restated
Registration Rights Agreement.

VIII.
INDEMNIFICATION

     8.1. Survival of Representations, Etc. The representations, warranties, covenants and agreements of the parties hereto contained herein, shall survive the Closing, but, other than those contained in Section 3.1, 3.3, 3.5 and 7.1 through 7.4, shall terminate on the date twelve months from the Closing Date; provided, however, that there shall be no such termination with respect to any representation or warranty as to which a bona fide claim has been asserted prior to such date.

     8.2. Indemnification by Holdings. Holdings shall indemnify and hold harmless Purchaser and its Affiliates, directors, officers, advisors, agents and employees (the "Purchaser Indemnified Parties") to the fullest extent lawful, from and against any and all demands, losses, damages, penalties, claims, liabilities, obligations, actions, causes of action, and reasonable expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) (collectively, "Losses"), arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of Holdings contained in this Agreement or in any certificate delivered pursuant thereto; provided, however, that no Purchaser Indemnified Party shall be entitled to indemnification by Holdings hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Purchaser Indemnified Party or any Affiliate, director, officer, agent, or employee of such Purchaser Indemnified Party.

     8.3. Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Holdings and its Affiliates, directors, officers, advisors, agents and employees (the "Holdings Indemnified Parties") to the fullest extent lawful, from and against any and all Losses arising by reason of or resulting from any breach of any warranty, representation, covenant or agreement of such Purchaser contained in this Agreement or in any certificate delivered pursuant thereto, provided, however, that no Holdings Indemnified Party shall be entitled to indemnification by Purchaser hereunder with respect to any Losses arising solely from the bad faith or gross negligence (as finally determined by a court of competent jurisdiction) of such Holdings Indemnified Party, or any Affiliate, director, officer, agent or employee of such Holdings Indemnified Party.

     8.4. Losses. The term "Losses" as used in this Section 8 is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by an Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not necessarily be a condition precedent to recovery.

     8.5. Defense of Claims. If a claim for Losses (a "Claim") is to be made by an Indemnified Party, such Indemnified Party shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after such Indemnified Party becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this Section
8. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, notice thereof (a "Third Party Notice") shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After receipt of a Third Party Notice, if the indemnifying party shall acknowledge in writing to the Indemnified Party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; and the Indemnified Party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and appoint its own counsel therefor, at its own cost. The parties shall also cooperate with each other in any notifications to insurers. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Third Party Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim and the indemnifying party shall have the right to participate therein at its own cost; provided, however, that such claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the claim the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. Notwithstanding the foregoing, the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for any and all Indemnified Parties (which firm shall be designated in writing by such Indemnified Party or Parties) in connection with any one such action or proceeding arising out of the same general allegations or circumstances.

     8.6. Tax Treatment of Indemnity. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the consideration for the purchase of the Preferred Shares, unless otherwise required by applicable law, in which event indemnification payments shall be made in an amount sufficient to indemnify the party on a net after-Tax basis.

IX.
GENERAL PROVISIONS

     9.1. Expenses. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the transaction contemplated hereby is consummated.

     9.2. Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

          (a)  If to Purchaser:

               Mentor Corporation
               5425 Hollister Avenue
               Santa Barbara, CA  93111
               Attn:  General Counsel

          (b)  If to Holdings:

               PerImmune, Inc.
               1330 Piccard Drive
               Rockville, MD 20850-4396
               Attn:  Michael G. Hanna, Jr., Ph.D.

          with a copy to:

               Latham & Watkins
               1001 Pennsylvania Avenue, N.W.
               Suite 1300
               Washington, D.C.  20004
               Attn:  Bruce E. Rosenblum

Any party may change its address for notices by notice to the other given pursuant to this Section 9.

     9.3. Brokers. Each party represents and warrants to the other that no agent, broker, investment banker, or other person or firm acting on behalf of such party or any of its affiliates or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the transaction contemplated hereby, other than Vector Securities, whose fees will be solely the responsibility of Holdings.

     9.4. Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of either party at any time to require performance by the other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by either party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by either party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     9.5. Entire Agreement. This Agreement, the exhibits and schedules hereto (which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

     9.6. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

     9.7. Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement.

     9.8. Severability. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the remaining provisions of this Agreement shall then be fully enforceable.

     9.9. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to the choice of law rules utilized in that jurisdiction.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.


                         PERIMMUNE HOLDINGS, INC.

                         By:  /s/MICHAEL G. HANNA
                              Name:  Michael G. Hanna
                              Title:  President



                         MENTOR CORPORATION

                         By:  /s/CHRISTOPHER CONWAY
                              Name:  Christopher Conway
                              Title:  Chairman, CEO



SCHEDULES AND EXHIBITS


     The Registrant will make the following schedules and exhibits available upon request:


          Schedule 3.3                  Pre-emptive Rights

          Schedule 3.5                  Capitalization

          Schedule 3.6                  Consent and Approvals

          Schedule 3.7                  Subsidiaries

          Schedule 3.9                  Liabilities

          Schedule 3.10                 Non-compliance with Laws

          Schedule 3.11                 Litigation

          Schedule 3.12                 Tax Matters

          Schedule 3.13                 Title to Assets

          Schedule 3.14                 Contracts

          Schedule 3.15                 Intellectual Property

          Exhibit A                Form of Certificate of
                                   Designations, Preferences and
                                   Relative, Participating
                                   Optional and other Special
                                   Rights and Qualifications,
                                   Limitations and Restrictions
                                   Thereof of Series B
                                   Convertible Preferred Stock of
                                   Perimmune Holdings, Inc.

          Exhibit B                Form of Amended and Restated
                                   Registration Rights Agreement